                                                                   EXHIBIT 10.42

                          EQUITY INVESTMENT AGREEMENT


     This Equity Investment Agreement (this "Agreement") dated as of December 2, 1999, is made by and among FirstWorld Communications, Inc., a corporation incorporated under the law of the State of Delaware (the "Company") and Colorado Spectra 4, LLC (the "Investor").

                                    RECITALS

     Whereas, the Company desires to obtain a commitment from the Investor to invest an aggregate of up to $50.0 million to purchase the Company's Series B Common Stock, subject to certain conditions set forth herein;

     Whereas, the Investor is willing to commit to invest up to $50.0 million to purchase the Company's Series B Common Stock upon request by the Company as more fully described and subject to certain conditions set forth herein.

     Now, Therefore, in consideration of the foregoing premises and the mutual covenants and conditions herein contained, the parties hereto agree as follows:

     1.  Commitment to Invest.

         (a) The Investor hereby agrees and irrevocably commits to purchase shares of Series B Common Stock (the "Series B Shares") at a per share purchase price of $7.50 per share (the "Purchase Price," as such Purchase Price may be adjusted from time to time pursuant to Section 3 below) and having an aggregate purchase price of up to $50,000,000 (the "Maximum Purchase") on one or more of the following potential purchase dates: February 15, 2000, March 30, 2000, the Trigger Purchase Date (as defined in Section 1(b) below) and the Expiration Date (as defined in Section 10 below) (individually a "Purchase Date" and collectively the "Purchase Dates") provided, however, that the following conditions must be satisfied on each Purchase Date that the Investor is being required to purchase Series B Shares in accordance with this Agreement: (i) the Company shall have provided the Investor with a duly executed Written Notice of Purchase and Sale (the "Notice") substantially in the form attached hereto as Exhibit A not less than five Business Days prior to the relevant Purchase Date, which Notice has been duly authorized by a majority of the Company's Board of Directors that are disinterested within the meaning of Section 144 of the Delaware General Corporation Law, (ii) the Company shall have elected to sell to the Investor Series B Shares on the applicable Purchase Date with an aggregate Purchase Price of no less than $7,500,000 (the "Minimum Purchase"), (iii) the Company and the parties thereto shall have duly and validly amended its Amended and Restated Investor Rights Agreement dated as of April 13, 1998, as amended (the "Rights Agreement") pursuant to the Amendment to Investor Rights Agreement and Waiver of Right of First Refusal attached hereto as Exhibit C (the "Amendment of Investor Rights Agreement"), (iv) the Company and the parties thereto shall have duly and validly amended the Securityholders Agreement, dated as of September 28, 1998, pursuant to the Amendment of Securityholders Agreement attached hereto as Exhibit E (the "Amendment of Securityholders Agreement"), and
(v) the Investor shall have received a legal opinion from Cooley Godward LLP, special counsel to the Company, or such other outside counsel to the Company as is reasonably acceptable to the Investor, substantially in form attached hereto as Exhibit D dated as of each applicable Purchase Date. For purposes hereof, the term "Business Day" shall mean any day (other than Saturday or Sunday) on which commercial banks are open for business in New York, New York.

         (b) In the event that the Company determines that its cash, cash equivalents and marketable securities at any time prior to the Expiration Date are less than or equal to $20,000,000, as calculated in accordance with Generally Accepted Accounting Principals applied in a manner consistent with prior periods (the "Trigger Event"), the Company shall be deemed to have irrevocably elected to require the Investor to purchase Series B Shares on the date that is not less than five business days after such Trigger Event (the "Trigger Purchase Date") with an aggregate Purchase Price of $25,000,000 (the "Trigger Purchase Amount"); provided that, the Trigger Purchase Amount shall be reduced to the Maximum Purchase less the aggregate purchase price of the Series B Shares that the Investor has purchased hereunder prior to the Trigger Purchase Date (if the result of this calculation is less that $25,000,000); provided further, that in no event can the Trigger Purchase Amount be less than the Minimum Purchase.

         (c) At each Purchase Date in respect of which the Company has exercised its right to cause the sale of the Series B Shares to the Investor, the Company and the Investor shall execute a Subscription Agreement in the form attached hereto as Exhibit B. Unless otherwise agreed to by the Company and the Investor, the settlement and closing of each purchase and sale of Series B Shares shall occur at 10 a.m. (Denver time) on the applicable Purchase Date at the offices of the Company. At each such closing, the Company shall deliver physical share certificates for the Series B Shares so purchased against payment therefor in same-day funds.

     2. Commitment Fee. In consideration for the commitment set forth herein, the Company shall pay to the Investor a commitment fee of $5,000,000 ("Commitment Fee") within three Business Days following the satisfaction of the conditions to effectiveness set forth in Section 8 hereof.

     3. Adjustments in Purchase Price. In the event of changes in the outstanding Series B Common Stock of the Company by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the Purchase Price shall be correspondingly adjusted to provide the Investor with the total number, class, and kind of shares as the Investor would have received had the Investor been required to purchase any remaining commitment to purchase Series B Shares hereunder immediately prior to such event and had the Investor continued to hold such shares until after the event requiring such adjustment.

     4. Obligations of Investor Absolute. The obligations of the Investor to purchase Series B Shares is irrevocable and unconditional (except for the conditions set forth herein) and shall be unaffected by:

         (a) the existence of any claim, setoff, defense or other right which a Investor may have against the Company, another Investor or any other person; or

                                      2.

         (b) the bankruptcy, insolvency, liquidation or dissolution of any Investor and the occurrence of any other proceeding as a result of such bankruptcy or insolvency.

     5. Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company as follows:

         (a) It is duly organized and validly existing under the laws of its state of organization and has all requisite power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. It has full authority and power to enter into, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement.

         (b) This Agreement has been duly executed and delivered by it. This Agreement constitutes the legal, valid and binding obligation of it, enforceable against it in accordance with its terms. No authorization or approval or action by, and no notice to or filing with, any governmental authority or any other third party is required for the due execution, delivery, recordation, filing or performance by it of this Agreement, or for the consummation of the transactions contemplated hereby.

         (c) The acquisition of the Series B Shares by the Investor is for the Investor's own account, is for investment purposes only, and is not with a view toward the distribution of any of the Series B Shares. The Investor is not participating and does not have a participation in any such distribution or the underwriting of any such distribution. By the foregoing representations, the Investor means that the Investor intends to hold the Series B Shares for investment for the Investor's own account for an indefinite period of time. The Investor understands that, in addition to complying with the restrictions upon transfer contained in the legends to be placed on the certificates representing the Series B Shares purchased hereunder (as described below), the Investor must bear the economic risk of the investment in the shares for an indefinite period because the Series B Shares has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and, therefore, are subject to restrictions upon transfer such that the Series B Shares may not be sold or otherwise transferred unless the Series B Shares is registered under the Securities Act or an exemption from such registration is available.

         (d) The Investor is an "Accredited Investor" as that term is defined in Rule 501 promulgated under the Act and has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the prospective investment.

         (e) The Investor is aware that no federal or state governmental authority has made any finding of determination as to the fairness of an investment in the Series B Shares, nor any recommendation or endorsement with respect thereto.

         (f) The Investor has had access to and an opportunity to inspect all relevant information relating to the Company, including, but not limited to, financial projections of the Company, sufficient to enable the Investor to evaluate the merits and risks of the Investor's

                                      3.

purchase of the Series B Shares hereunder. The Investor also has had the opportunity to read the Company's filings with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, ask questions to officers of the Company, and has received satisfactory answers thereto, and has obtained such additional information as the Investor has desired regarding the business, financial condition, and affairs of the Company.

     6. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor as of the date of this Agreement and on each Purchase Date on which the Investor is required to purchase Series B Shares as follows:

         (a) It is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. It has full authority and power to enter into, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement.

         (b) This Agreement has been duly executed and delivered by it. This Agreement constitutes the legal, valid and binding obligation of it, enforceable against it in accordance with its terms. No authorization or approval or action by, and no notice to or filing with, any governmental authority or any other third party is required for the due execution, delivery, recordation, filing or performance by it of this Agreement, or for the consummation of the transactions contemplated hereby.

         (c) The maximum number of Series B Shares that the Company could be required to issue hereunder have been duly authorized by all necessary corporate action and reserved for issuance pursuant to the terms of this Agreement. When issued in compliance with the provisions of this Agreement and the Company's Restated Certificate of Incorporation, the Series B Shares issuable hereunder will be validly issued, fully paid and nonassessable, will have the rights and privileges set forth in the Company's Restated Certificate of Incorporation, and will be free of any liens or encumbrances; provided, however, that the Series B Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

         (d) The issuance and sale of the Series B Shares hereunder are not subject to any statutory preemptive rights or to any rights of first refusal that have not been properly waived or complied with.

     7. Affirmative Covenants. Each of the parties hereto agrees to comply in all respects with all applicable laws of any relevant jurisdiction, except where the failure to comply could not reasonably be expected to materially impair its ability to perform its obligations hereunder. In addition, the Company agrees to timely file a Form D as promulgated under the rules and regulations under the Securities Act such that the exemption provided thereby is available with respect to the Series B Shares sold on each Purchase Date.

                                      4.

     8. Conditions to Effectiveness of this Agreement. This Agreement shall become effective (the "Effective Date") upon the receipt by the Company's Board of Directors of a fairness opinion relating to the transaction contemplated by this Agreement in form and substance reasonably acceptable to a majority of the Company's Board of Directors that are disinterested within the meaning of
Section 144 of the Delaware General Corporation Law (the "Fairness Opinion Condition").

     9. Further Assurance. Each of the parties hereto agrees from time to time to do and perform any and all acts and execute any and all documents as may be necessary to effect the purposes of this Agreement or the consummation of the transactions contemplated hereby.

    10.  Termination Date; Expiration Date; Termination Fee.

         (a) Termination Date. This Agreement shall terminate (except for the Company's obligation to pay the Termination Fee set forth in Section 10(c), below), the right of the Company to cause the Investor to purchase the Series B Shares shall expire, and the Company's obligation to pay the Commitment Fee shall be fully and finally released on the earlier of (i) the Company's written notification to the Investor that a majority of the Company's Board of Directors that are disinterested within the meaning of Section 144 of the Delaware General Corporation Law, or a committee appointed thereby, have determined in good faith that the Fairness Opinion Condition cannot be satisfied and (ii) January 15, 2000 (the "Termination Date") in the event the Effective Date has not occurred prior to such date.

         (b) Expiration Date. If the Agreement has become effective, then this Agreement and the right of the Company to cause the Investor to purchase the Series B Shares shall expire on the earlier of: (i) 180 days following the Effective Date and (ii) the closing of a firmly underwritten public offering of shares of the Company's equity securities pursuant to the Securities Act (the date set forth in (i) or (ii) above, the "Expiration Date").

         (c) Termination Fee. In the event this Agreement terminates for the reasons set forth in Section 10(a), the Company shall pay to the Investor a termination fee (the "Termination Fee") equal to (i) $5,000,000, times (ii) a fraction (A) the numerator of which is the number of days that have elapsed from the date of this Agreement to and including the Termination Date and (B) the denominator of which is 180; provided that, notwithstanding the foregoing, the Company shall not be obligated to pay the Termination Fee in the event that the Company does not receive from an independent investment banking firm of national recognition an opinion, based on materially accurate assumptions, concluding that the transaction is fair from a financial point of view to the Company's stockholders. The Termination Fee shall be payable within three Business Days following the Termination Date.

     11.  Miscellaneous.

          (a) Notices. All notices, requests or consents provided for or permitted to be given under this Agreement must be in writing and are effective on actual receipt by the intended recipient or by delivery to the address or facsimile number for the recipient listed below:

                                      5.

          FirstWorld Communications, Inc.
          8390 E. Crescent Parkway, Suite 300
          Englewood, CO 80111
          Attn:  General Counsel
          Facsimile: (303) 874-8010

          With a copy to:

          Cooley Godward LLP
          2595 Canyon Blvd., Suite 250
          Boulder, CO 80302
          Attn:  Michael L. Platt
          Facsimile: (303) 546-4999

          Colorado Spectra 4, LLC
          3033 East First Avenue, Suite 200
          Denver, CO 80206
          Attn:  Chairman and Chief Executive Officer
          Facsimile: (303) 321-4444

          with a copy to:

          Sturm Group, Inc.
          3033 East First Avenue, Suite 200
          Denver, CO 80206
          Attn:  Richard H. Siegel, Esq.
          Facsimile: (303) 394-5301

     Notwithstanding the foregoing, notice given by facsimile shall be deemed received only if received during normal business hours, and if received other than during normal business hours shall be deemed received as of the opening of business on the next business day. Any party may change the address to which notices are to be directed to it by notice to the other parties in the manner specified above.

         (b) Amendments, Etc. No amendment or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by all parties hereto, and then such amendment or waiver shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of any party hereto to exercise and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

         (c) Assignment. Neither party can transfer its rights or obligations under this Agreement, in whole or part, without the prior written consent of the other party, except that the Investor may assign its obligations under this Agreement to an Affiliate of the Investor, provided that the original Investor remains liable for satisfaction of any obligation hereunder not timely

                                      6.

satisfied by the assignee of the Investor. For purposes hereof, the term Affiliate shall have the meaning set forth in Rule 405 promulgated under the Securities Act.

         (d) Counterparts; Facsimile. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, all of which shall together constitute one and the same instrument when so executed. This Agreement may be executed and delivered by facsimile.

         (e) Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         (f) Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, and enforceability, of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         (g)  Jurisdiction.

              (i) Each party hereto hereby irrevocably and unconditionally submits for itself and its property, to the nonexclusive jurisdiction of any Colorado State Court or federal court of the United States of America sitting in Denver, Colorado, and any appropriate appellate court thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each party hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such Colorado State Court or, to the extent permitted by law in such federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement in the court of any jurisdiction.

              (ii) Each party hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any Colorado state or federal court. Each party hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (h) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO, WITHOUT REGARD TO ITS PRINCIPLES REGARDING CONFLICTS OF LAW.

         (i) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT.

                                      7.

     In Witness Whereof, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

                              FIRSTWORLD COMMUNICATIONS, INC.


                              By: /s/ Sheldon S. Ohringer
                                 ------------------------------
                              Name: Sheldon S. Ohringer
                                   ----------------------------
                              Title: President and Chief Executive Officer
                                    --------------------------------------

                              COLORADO SPECTRA 4, LLC


                              By: /s/ Donald L. Sturm
                                 ------------------------------
                              Name: Donald L. Sturm
                                   ----------------------------
                              Title: Chairman and Chief Executive Officer
                                    -------------------------------------

                                      8.

                                   Exhibit A

                      Written Notice of Purchase and Sale

_____________, 2000

Colorado Spectra 4, LLC

3033 East First Avenue
Suite 200
Denver, CO  80206

Re:  Equity Commitment

     Pursuant to the Equity Investment Agreement dated as of December 2, 1999 (the "Equity Investment Agreement") between FirstWorld Communications, Inc., a Delaware corporation, and the Investor, the Investor has committed to acquire an aggregate up to $50,000,000 million of the Company's Series B Common Stock at a purchase price of $7.50 per share, subject to adjustment as set forth in Section 3 of the Equity Investment Agreement. Subject to: (i) satisfaction of the conditions set forth in the Equity Investment Agreement, including receipt of full payment for the shares of Series B Common Stock to be sold to the Investor and (ii) the Investor's execution of the Subscription Agreement, the Company hereby irrevocably elects to sell to the Investor on the next Purchase Date ____________ shares of the Company's Series B Common Stock for the aggregate purchase price of $_____ million.

     The Company hereby certifies that the representations and warranties set forth in Section 6 of the Equity Investment Credit Agreement are, and will be, true and correct as if made on the date hereof and on the Purchase Date that is the subject of this Notice.

     The purchase of Common Stock by the Investor shall be pursuant to the Subscription Agreement in the form attached to the Equity Investment Agreement as Exhibit B.

     Terms not otherwise defined herein shall have the meaning set forth in the Equity Investment Agreement.

Very truly yours,

FirstWorld Communications, Inc.


By:
   ---------------------------------------

Its:
    --------------------------------------

cc:  Richard H. Siegel, Esq.
     (Sturm Group, Inc.)

                                   Exhibit B

                             SUBSCRIPTION AGREEMENT

                                      FOR

                        FIRSTWORLD COMMUNICATIONS, INC.


     This Subscription Agreement (the "Subscription Agreement") dated as of ____________, 2000 is made by and among FirstWorld Communications, Inc., a corporation incorporated under the law of the State of Delaware (the "Company"), and Colorado Spectra 4, LLC (the "Investor").

     Pursuant to the obligations of the Equity Investment Agreement dated as of December 2, 1999, Investor hereby purchases and the Company hereby sells ____________ shares of the Company's Series B Common Stock (the "Shares") for an aggregate purchase price of $_________. The closing of the sale and purchase of the Shares under this Agreement (the "Closing") shall take place at 10:00 a.m. (Denver time) on [February 15, 2000][March 30, 2000][Trigger Purchase Date which date is _______________, 2000][the Expiration Date], at the offices of the Company, or at such other time or place as the Company and the Investor may mutually agree (such date is hereinafter referred to as the "Closing Date"). At the Closing, the Company will deliver to the Investor physical certificates representing the Shares, against payment of the purchase price therefor by check or wire transfer made payable to the order of the Company in same-day funds.

     The Investor hereby represents and warrants to the Company and its representatives and agents that the representations and warranties made by it in the Equity Investment Agreement are true and correct as of the date hereof. The Company hereby represents and warrants to the Investor and its representatives and agents that the representations and warranties made by it in the Equity Investment Agreement are true and correct as of the date hereof. All representations, warranties, and covenants contained in this Subscription Agreement shall survive the Closing and the delivery of the Shares to Investor.

     This Subscription Agreement shall be governed by, construed under, and enforced in accordance with the laws of the State of Colorado.

     Terms not otherwise defined herein shall have the meaning set forth in the Equity Investment Agreement.

     This Subscription Agreement is executed and delivered by parties below on the _____ day of ____________, 2000.


                                                COLORADO SPECTRA 4, LLC

                                                By:
                                                    ----------------------------
                                                Its:
                                                    ----------------------------

                                                FIRSTWORLD COMMUNICATIONS, INC.

                                                By:
                                                    ----------------------------
                                                Its:
                                                    ----------------------------

                                   EXHIBIT C

                        FIRSTWORLD COMMUNICATIONS, INC.

                     AMENDMENT TO INVESTOR RIGHTS AGREEMENT
                      AND WAIVER OF RIGHT OF FIRST REFUSAL


     This AMENDMENT TO INVESTOR RIGHTS AGREEMENT AND WAIVER OF RIGHT OF FIRST REFUSAL (the "Amendment and Waiver"), effective as of December 2, 1999, is entered into by and among FirstWorld Communication, Inc. (the "Company"), Colorado Spectra 1, LLC, Colorado Spectra 2, LLC, Colorado Spectra 3, LLC (collectively, the "Original Spectra Entities"), Colorado Spectra 4, LLC, ("Spectra 4" and, together with the Original Spectra Entities, the "Spectra Entities"), Sundance Assets, L.P., as successor in interest to Enron Capital & Trade Resources Corp. ("Sundance") and Sheldon S. Ohringer:

     WHEREAS, the Company and Spectra 4 have proposed to enter into a certain Equity Investment Agreement pursuant to which the Company may require Spectra 4 to purchase up to $50.0 million of the Company's Series B Common Stock, $.0001 par value per share (the "Shares") at a purchase price per share of $7.50 (the "Offering");

     WHEREAS, the right of first refusal set forth in Section 4 of that certain Amended and Restated Investor Rights Agreement, dated as of April 13, 1998, as amended (the "Rights Agreement") among the Company and the Investors, as that term is defined in the Rights Agreement, may be waived, on behalf of each and every Eligible Holder, as that term is defined in Section 4.1 of the Rights Agreement, and as amended by that certain First Amendment to the Investor Rights Agreement dated as of September 28, 1998 entered into by and among the Company, Enron Capital and Trade Resources Corp., and the Original Spectra Entities, pursuant to Section 5.5(b) of the Rights Agreement, with the written consent of the Company, the Spectra Entities, Sundance and the holders of not less than a majority of the then outstanding Registrable Securities, as that term is defined in the Rights Agreement (the "Requisite Holders");

     WHEREAS, as a condition to consummating the transactions contemplated by the Equity Investment Agreement, Spectra 4 shall require that the Company extend to it all registration rights, information and other rights as set forth in the Rights Agreement, and the Company and the parties to the Rights Agreement are willing to amend the Rights Agreement to allow Spectra 4 to have the same rights given to them pursuant to the Rights Agreement with regard to the Shares;

     WHEREAS, the Rights Agreement may be amended or modified only upon the written consent of the Requisite Holders; and

     WHEREAS, the undersigned constitute the Requisite Holders and, together with Sheldon S. Ohringer, constitute the Eligible Holders.

     NOW, THEREFORE, in order to induce Spectra 4 to purchase the Shares and to allow the Company to enter into the Equity Investment Agreement and to offer the Shares in the Offering:

1. The undersigned hereby waive, on behalf of all Eligible Holders and any other persons or entities claiming by or through such Eligible Holders, any application, in connection with the Offering, of the right of first refusal set forth in the Rights Agreement, and further waive, only with respect to the Offering, compliance by the Company with all provisions of the rights of first refusal, including the notice provisions.

2.  The undersigned hereby amend the Rights Agreement as follows:

       Spectra 4 is added as a party to the Rights Agreement

       Spectra 4 is added as an "Investor" under the Rights Agreement as such term is defined therein.

       Spectra 4 is added as a "Sturm Entity" under the Rights Agreement as such term is defined therein.

       The definition of "Demand Shares" is hereby be amended to read, in its entirety:

          "'Demand Shares' means Registrable Securities which are (i) Series C Conversion Shares, (ii) Common Warrant Shares, (iii) Series A Conversion Shares, (iv) New Equityholder Warrant Shares, (v) shares of Series B Common Stock purchased by Spectra 3 or Enron pursuant to
          Section 1.c of the Common Stock Purchase Agreement dated as of December 30, 1997, as amended, by and among the Company and the New Equityholders, and (vi) shares of Series B Common Stock purchased by Colorado Spectra 4, LLC, pursuant to the Equity Investment Agreement, dated as of December 2, 1999, by and among the Company and Colorado Spectra 4, LLC."

       The first sentence of the definition of "Registrable Securities" is hereby amended to read, in its entirety:

          "'Registrable Securities' means (i) the Common Warrant Shares, (ii) the Financial Advisor Warrant Shares, (iii) the New Warrant Shares,
          (iv) Series B Conversion Shares, (v) Series C Conversion Shares, (vi) Series A Conversion Shares, (vii) shares of Series B Common Stock issued or issuable upon exercise of the New Equityholder Warrants,
          (viii) any shares of Series B Common Stock Purchased by Spectra 3 or Enron pursuant to Section 1.c of the Common Stock Purchase Agreement dated as of December 30, 1997, (ix) shares of Series B Common Stock purchased by Colorado Spectra 4, LLC, pursuant to the Equity Investment Agreement, dated as of December 2, 1999, by and among the Company and Colorado Spectra 4, LLC, and (x) any shares of Series B Common Stock of the Company issued as (or issuable upon conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of such above-described securities."

     Except as modified by this Amendment and Waiver, the Amended and Restated Investor Rights Agreement, as previously amended, shall continue in full force and effect in accordance with its terms.

3. This Amendment and Waiver may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the undersigned have executed this Amendment and Waiver of Right of First Refusal effective as of the date first written above:

FIRSTWORLD COMMUNICATIONS, INC.

By:
   -----------------------------
   Sheldon S. Ohringer                      COLORADO SPECTRA 1, LLC
   President and Chief Executive Officer
                                            By:
                                                  ------------------------------
                                            Title:
                                                  ------------------------------

                                            COLORADO SPECTRA 2, LLC

                                            By:
                                                  ------------------------------
                                            Title:
                                                  ------------------------------

                                            COLORADO SPECTRA 3, LLC

                                            By:
                                                  ------------------------------
                                            Title:
                                                  ------------------------------

                                            SUNDANCE ASSETS, L.P.

                                            By:
                                                  ------------------------------
                                            Title:
                                                  ------------------------------


                                            ------------------------------------
                                            SHELDON S. OHRINGER


                                            COLORADO SPECTRA 4, LLC

                                            By:
                                                  ------------------------------
                                            Title:
                                                  ------------------------------

                                   Exhibit D

                                FORM OF OPINION

________, ______



Colorado Spectra 4, LLC
3033 East First Avenue
Suite 200
Denver, CO 80206

     Ladies and Gentlemen:

We have acted as counsel for FirstWorld Communications, Inc., a Delaware corporation (the "Company"), in connection with the issuance and sale of up to _________________ (__________) shares of the Company's Series B Common Stock (the "Shares") to you pursuant to the Equity Investment Agreement, dated as of December 2, 1999 (the "Purchase Agreement") and the Written Notice of Purchase and Sale attached thereto as Exhibit A. We are rendering this opinion pursuant to Section 1(a) of the Purchase Agreement. Capitalized terms used but not defined herein have the respective meanings given to them in the Purchase Agreement.

In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters (but not legal conclusions) contained in and made pursuant to the Purchase Agreement by the various parties and originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents (except the due authorization, execution and delivery by the Company of the Purchase Agreement), where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have also assumed: that all individuals executing and delivering documents had the legal capacity to so execute and deliver; that you have received all documents you were to receive under the Purchase Agreement; that the Purchase Agreement is obligations binding upon you; and that there are no extrinsic agreements or understandings among the parties to the Purchase Agreement that would modify or interpret the terms of the Purchase Agreement or the respective rights or obligations of the parties thereunder.

Our opinion is expressed only with respect to the federal laws of the United States of America, the General Corporation Law of the State of Delaware, and the laws of the State of Colorado. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. Our opinion in paragraph 3 below as to the validity, binding effect and enforceability of the Purchase Agreement is premised upon the result that would obtain if a Colorado court were to apply the internal laws of the State of Colorado to the interpretation and enforcement of the Purchase Agreement. We are not rendering any opinion as to compliance with any antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

Our opinion in paragraph 5 below is based on the representations of the Investor contained in the Purchase Agreement.

On the basis of the foregoing, in reliance thereon and with the foregoing qualifications, we are of the opinion that:

1. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware.

2. The Company has the requisite corporate power to own its property and assets and to conduct its business as it is currently being conducted.

3. The Purchase Agreement, Subscription Agreement dated as of the date hereof, the Amendment of Securityholders Agreement and the Amendment of Investor Rights Agreement have been duly and validly authorized, executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as rights to indemnity may be limited by applicable laws and public policy and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles, including specific performance, and to limitations on availability of equitable relief, including specific performance.

4. The execution and delivery of the Purchase Agreement and the Subscription Agreement and the issuance of the Shares pursuant to the Purchase Agreement and Subscription Agreement do not violate any provision of the Company's Restated Certificate of Incorporation or Bylaws.

5. The offer and sale of the Shares is exempt from the registration requirements of the Securities Act, subject to the timely filing of a Form D pursuant to Securities and Exchange Commission Regulation D.

6. The rights, preferences and privileges of the Shares are as stated in the Restated Certificate of Incorporation of the Company. The Shares have been duly authorized, and upon issuance and delivery against payment therefor in accordance with the terms of the Purchase Agreement and the Subscription Agreement, will be validly issued, outstanding, fully paid and nonassessable.

7. The sale of the Shares is not subject to any statutory preemptive rights or, to our knowledge, any contractual preemptive right or right of first refusal, which have not been validly complied with or waived.

    This opinion is intended solely for your benefit and is not to be made available to or be relied upon by any other person, firm, or entity without our prior written consent.

Very truly yours,

Cooley Godward LLP



Michael L. Platt

                                   EXHIBIT E

                        FIRSTWORLD COMMUNICATIONS, INC.

                     AMENDMENT OF SECURITYHOLDERS AGREEMENT


     This AMENDMENT OF SECURITYHOLDERS AGREEMENT (the "Amendment"), effective as of December 2, 1999, is entered into by and among FirstWorld Communication, Inc. (the "Company"), Colorado Spectra 1, LLC, Colorado Spectra 2, LLC, Colorado Spectra 3, LLC (collectively, the "Original Spectra Entities"), Sundance Assets, L.P., as successor in interest to Enron Capital & Trade Resources Corp. ("Sundance") and Colorado Spectra 4, LLC ("Spectra 4"):

     WHEREAS, the Company and Spectra 4 have proposed to enter into a certain Equity Investment Agreement pursuant to which the Company may require Spectra 4 to purchase up to $50.0 million of its Series B Common Stock, $.0001 par value per share (the "Shares") at a purchase price per share of $7.50 (the "Offering");

     WHEREAS, the terms of that certain Securityholders Agreement, dated as of December 30, 1997, by and among the Company, Sundance and the Original Spectra Entities (the "Securityholders Agreement"), may be amended only upon the written consent of the parties thereto pursuant to Section 9.07 of that agreement (the "Requisite Holders");

     WHEREAS, as a condition to consummating the transactions contemplated by the Equity Investment Agreement, the parties thereto shall require that Spectra 4 receive the same rights and be subject to the same obligations with respect to the Shares as set forth in the Securityholders Agreement, and the Company and the parties to the Securityholders Agreement are willing to amend the Securityholders Agreement to allow Spectra 4 to have the same rights and be subject to the same obligations as the parties thereto; and

     WHEREAS, the undersigned constitute the Requisite Holders:

     NOW, THEREFORE, in order to induce the Company to into the Equity Investment Agreement and to offer the Shares in the Offering:

4.  The undersigned hereby amend the Securityholders Agreement as follows:

       Spectra 4 is added as a party to the Securityholders Agreement.

       Spectra 4 is added as a "Holder" as defined in the Securityholders Agreement.

       Spectra 4 is added as a member of the "Sturm Group" as defined in the Securityholders Agreement.

     Except as modified by this Amendment, the Securityholders Agreement shall continue in full force and effect in accordance with its terms.

5. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the undersigned has executed this Amendment Securityholders Agreement effective as of the date first written above:

FIRSTWORLD COMMUNICATIONS, INC.

By:
   -------------------------------------
   Sheldon S. Ohringer                     COLORADO SPECTRA 1, LLC
   President and Chief Executive Officer
                                           By:
                                                 -------------------------------
                                           Title:
                                                 -------------------------------

                                           COLORADO SPECTRA 2, LLC

                                           By:
                                                 -------------------------------
                                           Title:
                                                 -------------------------------

                                           COLORADO SPECTRA 3, LLC

                                           By:
                                                 -------------------------------
                                           Title:
                                                 -------------------------------

                                           SUNDANCE ASSETS, L.P.

                                           By:
                                                 -------------------------------
                                           Title:
                                                 -------------------------------

                                           COLORADO SPECTRA 4, LLC

                                           By:
                                                 -------------------------------
                                           Title:
                                                 -------------------------------

                        FIRSTWORLD COMMUNICATIONS, INC.

                 FIRST AMENDMENT TO THE EQUITY INVESTMENT AGREEMENT


     This FIRST AMENDMENT TO THE EQUITY INVESTMENT AGREEMENT (the "Amendment"), effective as of December 22, 1999, is entered into by and among FirstWorld Communications, Inc. (the "Company") and Colorado Spectra 4, LLC ("Spectra 4"):

     WHEREAS, the Company and Spectra 4 have entered into a certain Equity Investment Agreement, dated as of December 2, 1999 (the "Equity Agreement") pursuant to which the Company may, subject to certain conditions and limitations, require Spectra 4 to purchase up to $50.0 million of its Series B Common Stock, $.0001 par value per share (the "Shares") at a purchase price per share of $7.50 (the "Offering");

     WHEREAS, pursuant to Section 11(b) of the Equity Agreement the terms thereof may be amended only upon the written consent of each of the parties thereto (the "Requisite Holders");

     WHEREAS, the parties to the Equity Agreement desire to amend that agreement as set forth below; and

     WHEREAS, the undersigned constitute the Requisite Holders:

     NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein, Section 2 of the Equity Agreement is hereby amended to read, it its entirety, as follows:

     Commitment Fee. In consideration for the commitment set forth herein, the Company shall pay to the Investor a commitment fee of $5,000,000 (the "Commitment Fee") upon the earlier to occur of the following: (i) the first Purchase Date, (ii) the closing of a firmly underwritten public offering of shares of the Company's equity securities pursuant to the Securities Act of 1933, as amended, or (iii) a Sale of the Company. For purposes of this Section 2, the term "Sale of the Company" shall mean (A) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, transaction or series of transactions in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, own less than 50% of the Company's voting power immediately after such consolidation, merger or reorganization; (B) any transaction or series of related transactions in which in excess of fifty percent (50%) of the Company's outstanding voting power is transferred; or (C) the sale, lease or other disposition of all or substantially all of the assets of the Company.

     IN WITNESS WHEREOF, the undersigned have executed this First Amendment of Equity Investment Agreement effective as of the date first written above:

FIRSTWORLD COMMUNICATIONS, INC.                      COLORADO SPECTRA 4, LLC

By: /s/ Sheldon S. Ohringer                    By: /s/ Donald L. Sturm
   -------------------------------------          ---------------------------
   Sheldon S. Ohringer                                Chairman and Chief
   President and Chief Executive Officer       Title: Executive Officer
                                                     -------------------------